EXHIBIT 21.1     SUBSIDIARIES OF THE REGISTRANT


                                                                   % of Voting
                                                                   Securities
                                         Jurisdiction of             Held at
                                        Incorporation or           December 31,
Name of Corporation                       Organization                 1999
-----------------------------------     ----------------             -------

Waterloo Furniture Components Limited        Canada                   100

Fort Lock Corporation                        Illinois                 100
  Fort Securite SA                           France                    58

Timberline Lock, Ltd.                        Illinois                 100

CompX Europe B.V.                            Netherlands              100
  Thomas Regout Holding B.V.                 Netherlands              100
    Thomas Regout U.S.A., Inc.               Michigan                 100
    Thomas Regout Nederland B.V.             Netherlands              100
    Thomas Regout B.V.                       Netherlands              100
    Thomas Regout International B.V.         Netherlands              100

CompX Asia Holding Corporation               Malaysia                 100
  Yin Da Slide Co., Ltd.                     Taiwan                   100

Chicago Lock Company                         Delaware                 100

Chicago Tubar Company                        Delaware                 100